Exhibit 21.1

List of Subsidiaries at February 24, 2023:	State or Country of Organization:

5.11 Acquisition Corp.	Delaware
5.11 ABR Corp.	Delaware
5.11 TA, Inc.	Delaware
5.11, Inc.	California
5.11 International A.B.	Sweden
5.11 International Coӧperatief U.A.	Netherlands
5.11 Tactical de Mexico, S. de R.L. de C.V.	Mexico
5.11 Panama S. de R.L	Panama
AlphaOne Holdings Ltd.	British Virgin Islands
5.11 Sourcing, Limited	Hong Kong
Invigour8 Global Service Company Limited	Hong Kong
Beyond Clothing, LLC	Delaware
5.11 Do Brasil Comercio Ltda.	Brazil
5.11 Germany GmbH	Germany
5.11 Australia Pty Ltd.	Australia

AMT Acquisition Corp.	Delaware
AMTAC Holdings, LLC	Delaware
Arnold Magnetic Technologies Holdings Corporation	Delaware
Arnold Magnetic Technologies Corporation	Delaware
Flexmag Industries, Inc.	Ohio
The Arnold Engineering Co.	Illinois
Magnetic Technologies Corporation	Delaware
Precision Magnetics LLC	Delaware
Arnold Investments, Ltd.	Delaware
Arnold Magnetic Technologies UK Limited	United Kingdom
Arnold Magnetic Technologies UK Partnership, LP	United Kingdom
Arnold Magnetic Technologies UK, LLC	Delaware
Arnold Magnetic Technologies AG	Switzerland
Precision Magnetics (Ganzhou) Co. Ltd.	China (owns 50%)
Arnold Magnetic Technologies Limited	United Kingdom (owns one ordinary share)
Swift Levick Magnets	United Kingdom
Arnold Magnetics Asia Ltd.	Hong Kong
Jade Magnetics Limited	British Virgin Islands
Arnold Asia LLC	Delaware
Arnold Magnetics (Shenzhen) Co., Ltd.	China
Ramco Holdings, LLC	Ohio
Ramco Electric Motors, Inc.	Ohio

BOA Holdings Inc.	Delaware
BOA Parent Inc.	Delaware
Reel Holding Corp	Delaware
BOA Technology Inc.	Delaware
BOA Technology Japan Inc.	Japan
BOA Technology Korea Inc.	Korea
US BOA Technology Shenzen Representative Office (China)	China
Boatechnology GmbH	Austria
BOA Technology Hong Kong Limited	Hong Kong

BOA Technology (Shanghai) Ltd.	China
BOA Technology (Shenzen) Ltd.	China

The ERGO Baby Carrier, Inc.	Hawaii
EBP Lifestyle Brands Holdings, Inc.	Delaware
Ergobaby Europe GmBH	Germany
Ergobaby France SARL	France
ERGO Baby Holding Corporation	Delaware
ERGO Baby Intermediate Holding Corporation	Delaware
Orbit Baby, Inc.	Delaware
EBP Lifestyle Brands UK Limited	United Kingdom
EBP Lifestyle Brands Canada, Inc.	Canada, British Columbia
Baby Tula Poland f/k/a MLV 99SP. Z.O.O	Poland
New Baby Tula LLC	Delaware
Baby Rain, Inc. d/b/a Pampered Tot	California

FFI Compass, Inc.	Delaware
Foam Fabricators, Inc.	Delaware
Foam Fab, Inc.	Delaware
Foam Fabricators Mexico, S. de R.L. de C.V.	Mexico
Foam Fabricators Services, S. de R.L. de C.V.	Mexico
Polyfoam, LLC	Delaware
Plymouth Foam LLC	Wisconsin

Lugano Diamonds & Jewelry Inc.	Delaware
Lugano Buyer, Inc.	Delaware
Lugano Diamonds & Jewelry, Inc	California
K.L.D., LLC	Delaware
Lugano Diamonds UK Limited	United Kingdom
LBM S.r.l	Italy

PrimaLoft Technologies Holdings, Inc.	Delaware
Relentless Topco, Inc.	Delaware
Relentless Intermediate, Inc.	Delaware
PrimaLoft Intermediate, Inc.	Delaware
PrimaLoft, Inc.	Delaware
PrimaLoft (Xiamen) Trading Co. LTD	China
PrimaLoft GmbH	Germany
PL VAT Services SRL	Italy

SternoCandleLamp Holdings, Inc.	Delaware
The Sterno Group Companies, LLC	Delaware
NII Northern International Trading (Ningbo) Co. Ltd.	China
Sterno Delivery, LLC, fka SevenOKs, Inc.	Delaware
Rimports, LLC	Delaware
Rimports (Canada) LTD	Canada
Rimports (Shenzen) LLC	China

Velocity Outdoor Inc.	Delaware
CBCP Products, LLC	Delaware
CBCP Acquisition Corp.	Delaware

Crosman Corporation	Delaware
Ravin Crossbows, Inc.	Wisconsin
King's Camo, LLC	Delaware

Wheelhouse Holdings Inc.	Delaware
Marucci Sports, LLC	Delaware
Marucci Bat Company, LLC	Louisiana
Victus Sports, LLC	Delaware
Marucci Elite Training L.L.C.	Louisiana
Marucci Hitters House, LLC	Delaware
Marucci Clubhouse, LLC	Delaware
Marucci Clubhouse IP, LLC	Delaware
Carpenter Trade LLC	Delaware
ALMM, LLC	Louisiana
Rounding Third Sports, LLC	Delaware
CaT Timber Products, LLC	Pennsylvania
SEP VI LS Holdings, Inc.	Delaware
Lizard Skins, LLC	Delaware
Baseball Performance Lab, Inc.	Louisiana
Marucci and Victus Sports Japan, LLC	Japan